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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ----------------
                                  FORM 8-K
                              ----------------


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                     ----------------------------------

                             DECEMBER 29, 2005
                               Date of Report

                             DECEMBER 28, 2005
                      Date of Earliest Event Reported
                     ----------------------------------

                        IMPSAT Fiber Networks, Inc.
           (Exact name of registrant as specified in its charter)

          DELAWARE                    000-29085                 52-1910372
      (State or other         (Commission File Number)       (I.R.S. Employer
      jurisdiction of                                       Identification No.)
      incorporation or
       organization)

                      ELVIRA RAWSON DE DELLEPIANE 150
                                   PISO 8
                          BUENOS AIRES, ARGENTINA
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  C1107BCA
                                 (ZIP CODE)

                              (5411) 5170-0000
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                               NOT APPLICABLE
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities
         Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


On December 28, 2005, the Compensation Committee of the Board of Directors of IMPSAT Fiber Networks, Inc. (the "Company") approved the adoption of the IMPSAT Fiber Networks, Inc. Management Incentive Plan, and the granting of awards thereunder to executive officers of the Company pursuant to retention agreements. The plan was adopted as part of the Company's ongoing, periodic review of its compensation and benefits programs and in recognition of the importance to the Company and its shareholders of avoiding the loss of key management personnel. The plan and the form of retention agreements are filed as exhibits to this report.

The plan is administered by the Compensation Committee, which may designate any employee of the Company as a participant. There are presently seven participants in the plan, all of whom are executive officers of the Company.

The plan provides that participants may receive a cash incentive payment, the amount of which will be determined on the earlier of December 31, 2008, or the closing date of a change in control transaction of the Company (the "Vesting Date"), and which will be paid either within 30 days of December 31, 2008, or, if earlier, on the closing date of a change in control transaction of the Company (the "Payment Date").

If the amount of the bonus is determined on December 31, 2008, the Compensation Committee will have the sole and absolute discretion to determine the amount, if any, of any bonus made under the plan, but the total value of all bonuses awarded under the plan may not exceed the product of $1,650,000 and the amount by which the per-share price of the Company's common stock exceeds $7.00, based on the average closing prices during the thirty-day period ending on such date.

If the amount of the bonus is determined on the closing date of a change in control transaction, each participant will receive a bonus equal to the participant's allocated percentage of a bonus pool, the value of which will be equal to $1,650,000 multiplied by the amount by which the per-share price of the Company's common stock exceeds $7.00, based on the price per share paid for the Company's common stock in the transaction. A "change in control" for purposes of the plan generally consists of either an acquisition of more than 30% of the Company's voting securities (other than by a holder of 5% or more of the Company's fully-diluted common stock on the effective date of the plan (an "Existing Shareholder")), which represents a greater percentage than is held in the aggregate by the Company's Existing Shareholders, or the current Board members (and their approved successors) ceasing to constitute a majority of the Board or, if applicable, the board of directors of a successor to the Company.

On December 28, 2005, the Compensation Committee allocated percentages of the bonus pool to the named executive officers of the Company as follows:
Ricardo A. Verdaguer, our President and Chief Executive Officer, was granted 47.605%; Hector Alonso, our Executive Vice President and Chief Financial Officer, was granted 15.428%; and each of Marcelo Girotti, our Executive Vice President, Products and Marketing, Mariano Torre Gomez, our Executive Vice President, Sales and Services, and Matias Heinrich, our Executive Vice President, Network, were granted 9.719%.

If a participant terminates his or her employment or is terminated by the Company for cause prior to the Vesting Date, the participant will not be entitled to an incentive payment. If a participant's employment with the Company is terminated prior to the Vesting Date by reason of death, disability, or a termination without cause by the Company, the incentive payment will be made to the participant or his or her estate on the Payment Date.


The plan will expire on the earlier of the Payment Date or January 31, 2009, at which time all benefits under the Plan will have been paid.

ITEM 9.01.  EXHIBITS

EXHIBIT                 DESCRIPTION
----------------------  -----------------------------------------------------

Exhibit 10.1            IMPSAT Fiber Networks, Inc. Management Incentive Plan
Exhibit 10.2            Form of Retention Agreement




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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: December 29, 2005

                                        IMPSAT FIBER NETWORKS, INC.
                                        (Registrant)


                                        By: /s/ Hector Alonso
                                           -----------------------------------
                                                Hector Alonso
                                                Executive Vice President
                                                and Chief Financial Officer


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                               EXHIBIT INDEX

EXHIBIT                 DESCRIPTION
----------------------  -----------------------------------------------------

Exhibit 10.1            IMPSAT Fiber Networks, Inc. Management Incentive Plan
Exhibit 10.2            Form of Retention Agreement